                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            -------------------

                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------

                            (Amendment No. ___)

[x]  Filed by the Registrant

[_]  Filed by a Party other than the Registrant

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     United States Banknote Corporation
- ---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


- ---------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(i)(2) or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):
     4)   Proposed maximum aggregate value of transaction:
     5)   Total fee paid:

[x]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                      LOGO


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD JUNE 6, 1995

               NOTICE IS HEREBY GIVEN that the Annual Meeting of
     Stockholders (the "Annual Meeting") of UNITED STATES BANKNOTE CORPORATION (the "Company") will be held on Tuesday, June 6, 1995 at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware at 9:00 A.M., local time, for the following purposes:

               1. To elect six Directors for a term of one year and until their successors are duly elected and qualified;

               2. To approve an amendment (the "Name Amendment") to the Certificate of Incorporation of the Company to change the name of the Company to "American Banknote Corporation";

               3. To approve the proposed appointment by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1995 (the "Auditor Proposal"); and


               4. To act upon such other matters, including a stockholder proposal (set forth on page 13 of the accompanying Proxy Statement), as may properly come before the Annual Meeting or any adjournments thereof.

               The Board of Directors has fixed the close of business on April 17, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

               Stockholders are urged to attend the meeting in person. If you are not able to do so, please sign, date and return the accompanying Proxy in the enclosed envelope. No postage is required if mailed in the United States.

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS, FOR APPROVAL OF THE NAME AMENDMENT, FOR THE AUDITOR PROPOSAL AND AGAINST THE STOCKHOLDER PROPOSAL.


                              By Order of the Board of Directors,

                              /s/ Harvey J. Kesner

                              Harvey J. Kesner
                              Secretary


     New York, New York
     May 12, 1995


     WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING OR NOT, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED.

                       UNITED STATES BANKNOTE CORPORATION
                               51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 582-9200

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 6, 1995

               This Proxy Statement and the accompanying Notice of Annual Meeting and form of Proxy are furnished in connection with the solicitation of Proxies by the Board of Directors of United States Banknote Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on June 6, 1995 at 9:00 A.M., local time, at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware and at any adjournments or postponements thereof (the "Annual Meeting"). It is anticipated that this Proxy Statement and the form of Proxy will be first mailed on or about May 12, 1995 to holders of record on April 17, 1995 (the "Record Date") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company's 1994 Annual Report to Stockholders, which includes certified financial statements, is enclosed with this Proxy Statement.



                       PROPOSAL 1.  ELECTION OF DIRECTORS

               The size of the Board of Directors of the Company is presently fixed at six. All six Directors are to be elected at the Annual Meeting to hold office for a term of one year and until their successors have been duly elected and qualified.

               The Company expects each nominee for election as a Director of the Company to be available for election as a Director. If any nominee is not available for election, Proxies will be voted for the election of such substitutes as the Board may recommend.

               The Board of Directors has nominated the persons named in the following table for election as Directors at the Annual Meeting. Each nominee is presently a Director of the Company.
























     NYFS03...:\15\78515\0015\1980\SCH3135L.24H


NAME                             INFORMATION CONCERNING NOMINEES                                    DIRECTOR SINCE         AGE
- ----                             -------------------------------                                    --------------         ---

Morris Weissman                  Chairman of the Board and Chief Executive                          February 1990            53
                                   Officer of the Company since July 1990;
                                   Chairman of the Board and Chief
                                   Executive Officer of United States
                                   Banknote Company L.P. ("USBC") from 1986
                                   through July 1990 and Vice Chairman and
                                   Director of USBC's predecessor from 1976
                                   to 1986.  Director of the Convenience and
                                   Safety Corporation.  Trustee of the Jackie
                                   Robinson Foundation and the Business Council
                                   for the United Nations.

Ron K. Glover                    President and Chief Operating Officer of the                       April 1994               56
                                   Company since April 1994; President and Chief
                                   Operating Officer of Dun & Bradstreet
                                   Information Services (North America) from
                                   1990 through 1993; President, American
                                   Express Travelers Cheques Group for
                                   more than five years prior thereto.

Bette B. Anderson                President, Kelly, Anderson & Associates, Inc.,                     June 1994                66
                                   financial and corporate consultants, since
                                   1989.  Undersecretary of the Treasury from
                                   1977 to 1981 and various Washington, D.C.
                                   consulting posts from 1981 to 1991.
                                   Director, Manville Corporation, ITT
                                   Corporation, ITT Financial Corporation and
                                   Riverwood International Corporation.
                                   Chairperson of the Compensation Committee,
                                   Manville Corporation and Riverwood
                                   International Corporation.  Chairperson of
                                   the U.S. Treasury Historical Association,
                                   member of the Council for the Miller
                                   Foundation, University of Virginia, and
                                   member of the Advisory Council, Girl Scouts
                                   of America.

C.  Gerald Goldsmith             Investor; Director, Palm Beach National                            July 1990                66
                                   Bank and Trust; and Nine West Group Inc.
                                   since June 1993.

Ira J. Hechler                   Investor; Director, Leslie Fay Companies,                          February 1990            76
                                   Inc. and Concord Camera Corp.

David S. Rowe-Beddoe             Chairman of the Board, Welsh Development Agency                    July 1990                57
                                   since 1993, and the Development Board for Rural
                                   Wales since 1994; Director, Cavendish Services Ltd.
                                   and Development Securities plc.  Previously held
                                   various senior management positions, including at
                                   Revlon Inc. and De La Rue plc, where he was an
                                   Executive Director.


                        DIRECTOR MEETINGS AND COMMITTEES

               The Board of Directors held eight meetings in 1994. The Audit and Stock Option Committees each met formally three times during 1994 and the Compensation Committee met formally four times during 1994. Each of these standing committees also met informally on several occasions. Each Director attended at least 75% of the meetings of the Board and committees of the Board on which he or she served during 1994.

               Audit Committee. The Audit Committee presently consists of Messrs. Goldsmith (Chairman), Rowe-Beddoe and Hechler and Ms. Anderson. The Audit Committee reviews with the independent auditors the scope of their audit and non-audit assignments and fees, the accounting principles applied by the Company in its financial reporting, the scope of internal financial auditing procedures and the adequacy of the Company's internal controls. The Audit Committee provides an open avenue of communication between management, the external and internal auditors and the Board of Directors.

               Compensation Committee. The Compensation Committee presently consists of Messrs. Rowe-Beddoe (Chairman), Goldsmith and Hechler. The Compensation Committee has responsibility for compensation arrangements for executive officers and certain senior employees and reviews executive performance. The Committee periodically consults with management and administers the Company's Long-Term Performance Plan (the "Long-Term Performance Plan") and the Company's Executive Incentive Plan (the "Executive Incentive Plan"). The Compensation Committee also reports to stockholders on executive compensation matters as required by the Securities and Exchange Commission.

               Stock Option Committee. The Stock Option Committee presently consists of Messrs. Hechler (Chairman), Rowe-Beddoe and Goldsmith. The Stock Option Committee periodically consults with management and administers the Company's Amended and Restated 1990 Employee Stock Option Plan (the "1990 Stock Option Plan").

               Members of the Compensation and Stock Option Committees are outside directors who are not officers or employees of the Company or its subsidiaries and are not eligible to participate in any of the plans the Committees administer.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

               The following table presents certain information regarding the beneficial ownership of the Common Stock as of April 13, 1995 by
     (i) each Director of the Company, each of whom is a nominee for re-election at the Annual Meeting, (ii) all Directors and executive officers as a group and (iii) each other person known by the Company to own more than 5% of any class of equity securities of the Company. Unless otherwise indicated, the address of each Director and executive officer is 51 West 52nd Street, New York, NY 10019.


                                                       AMOUNT AND           PERCENTAGE
                                                        NATURE OF            OF CLASS
                                                       BENEFICIAL          BENEFICIALLY
      NAME AND ADDRESS            TITLE OF CLASS      OWNERSHIP(1)             OWNED
      ----------------            --------------      ------------             -----

      Bette B. Anderson             Common Stock          500                    *
      Ron K. Glover                 Common Stock      191,669                  1.0%
      C.  Gerald Goldsmith          Common Stock       16,100(2)                 *
      Ira J. Hechler                Common Stock      227,534(2)               1.1%
      David S. Rowe-Beddoe          Common Stock       15,000(2)                 *
      Morris Weissman               Common Stock    1,761,287(2)(3)(4)(5)      8.8%
      All Directors and executive   Common Stock    2,633,651(2)(3)(4)(5)     12.9%
        officers as a group
        (9 persons)
      Mr. Peter Cohn(6)             Common Stock    1,474,431                  7.7%
        535 West 110th Street
        New York, NY 10025

      ----------------
      (1) Unless otherwise indicated, each stockholder has sole voting and investment power.

      (2)   Includes Common Stock issuable upon the exercise of stock options exercisable within 60 days of April 13, 1995 in the amount of 0, 91,669,
            15,000, 13,334, 15,000, 604,167 and 962,919 for Ms. Anderson, Messrs.
            Glover, Goldsmith, Hechler, Rowe-Beddoe, Weissman and all Directors and
            executive officers as a group, respectively.


      (3)   Includes Common Stock issuable upon the exercise of performance warrants issued under the Company's Performance Warrant Plan that are exercisable within 60 days of April 13, 1995 in the amount of 139,500 and 169,500 for Mr. Weissman and all Directors and executive officers as a group, respectively.

      (4) Includes (i) 55,000 shares held by spouse and (ii) 60,000 shares as to which Mr. Weissman has sole voting power and a right of first refusal with respect to any future sales.

      (5) Excludes 91,875 shares of restricted Common Stock, as to which Mr. Weissman disclaims beneficial ownership, issued March 27, 1995 in lieu of a portion of Mr. Weissman's 1994 bonus.
















      (6)   Based on a Schedule 13D Statement dated December 15, 1994 as filed with the Securities and Exchange Commission.

      *  Less than 1%.

                             EXECUTIVE COMPENSATION

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

               The Company believes that a strong link should exist between executive compensation and management's ability to maximize stockholder value. This belief is adhered to by developing both short-term and long-term incentive compensation programs which provide competitive compensation and reflect Company performance while taking into account the Company's circumstances, as discussed below. The Compensation Committee's role and responsibilities involve overseeing and directing the development of executive compensation policies and programs which are consistent with, explicitly linked to and supportive of the basic strategic objective of maximizing stockholder value.

     COMPENSATION PHILOSOPHY AND ELEMENTS

               The five principles to which the Compensation Committee adheres in discharging its responsibilities reflect the Compensation Committee's philosophy of developing management incentive arrangements that are understandable to both management and the Company's stockholders. First, the majority of the annual and long-term compensation for the Company's senior executive officers should be at risk, with actual compensation levels correlating with the Company's actual performance in certain key areas determined by the Compensation Committee. Second, over time, incentive compensation of the Company's senior executive officers should focus more heavily on long-term rather than short-term accomplishments and results. Third, equity-based compensation and equity ownership requirements should be used on an increasing basis so as to provide executive officers with clear and direct links to the stockholders' interests. Fourth, the overall executive compensation programs should be structured to ensure the Company's ability to attract, retain, motivate and reward those individuals who are best suited to achieving the desired performance results of the Company. Fifth, the total compensation for all executive officers and employees of the Company should be competitive so as to attract and retain the best people in the Company's unique industry. Companies reviewed for comparative purposes do not necessarily include those in the Company's performance graph since the Company operates in a highly unique niche of the printing industry, has material foreign operations and is leveraged primarily as a result of the 1990 acquisition of International Banknote Company, Inc. ("IBK").


               In evaluating the performance and compensation of the executive officers of the Company, the Compensation Committee has taken particular note of management's success in restructuring the Company's business following the combination of the businesses of IBK and its principal subsidiaries, American Bank Note Company and American Bank Note Holographics, Inc., with USBC and Jeffries Banknote Company. Since 1990, management has succeeded in consolidating these businesses and certain other predecessors into a single company and has added a strategic acquisition in Latin America, American Bank Note Company Grafica e Servicos Ltda., to the Company's operations consistent with management's long-term goals for expanding its markets internationally. These consolidations and acquisitions have expanded the duties of Mr. Weissman and other members of management.
     Management has also obtained long-term financing to support these activities with beneficial rates and terms. In this regard, the compensation philosophy recognizes the challenges of financing and operating a highly leveraged company. The Compensation Committee believes that continued sales and earnings growth as well as continued improvement in cash flow should be recognized in considering compensation levels along with improvements in overall effectiveness, productivity, quality, return on equity and investment and success in identifying and implementing further strategic alliances and business combinations, while taking into account the Company's high depreciation and amortization and non-recurring extraordinary charges. The Compensation Committee reviews the performance of management on an annual basis.

               Compensation for the Chief Executive Officer and selected senior executive officers have been established under written employment agreements which set forth actual levels and minimum rates of increase. Prior to 1994, annual incentive awards made to selected senior executive officers were made on the basis of the Company's annual EBITDA performance. Pursuant to the Executive Incentive Plan, which became effective during 1994 for Mr. Weissman and Mr. Glover and will become effective during 1995 for other senior executive officers, Company performance is now based on return on equity, a more meaningful performance measure. In lieu of cash, Mr. Weissman accepted 50% of his 1994 bonus in shares of restricted stock.

               During 1994, the Company, at the direction of the Compensation Committee, began its review of senior executives' compensation arrangements and advised executives that compensation arrangements will be modified to reflect more closely the compensation philosophy which has been adopted by the Compensation

     Committee, subject to their existing employment agreements. During 1994, the Compensation Committee established and the stockholders approved at the 1994 Annual Meeting, the Long-Term Performance Plan and the Executive Incentive Plan.

               The Compensation Committee intends to seek to comply with the provisions of Section 162(m) under the Internal Revenue Code of 1986, as amended, with respect to qualifying the compensation paid to its executive officers.

               David S. Rowe-Beddoe
               C. Gerald Goldsmith
               Ira J. Hechler


                                PERFORMANCE GRAPH

               The following performance graph compares the Company's cumulative total stockholder return from July 26, 1990 (the date of the consummation of the merger and restructuring in 1990 of USBC and
     IBK) through December 31, 1994, to that of the Media General Composite, a broad market index, and a peer group index created by the Company.


               Because the Company is involved in a wide variety of businesses, including security printing, holography, and credit and telephone cards, no published peer group closely reflects the Company's overall business or matches the relative contributions of those businesses to the Company's overall performance. The Company has decided to change its peer group index from the Media General MG Industry Group 093 -- Printing (the "Media General Printing Index"), a broad index of printing industry companies which the Company used in previous years, to a customized peer group index composed of specialty printing companies in certain lines of business in which the Company does business from the Media General Printing Index. The following companies have been included in the customized peer group index: Bowne & Co., Inc., Deluxe Corporation, Devon Group Inc., Duplex Products Inc., John H. Harland Co., Merrill Corp., Moore Corporation Limited, Multi-Color Corp., The Standard Register Company, Stevens Graphics Corporation (Class A and Class B) and United States Banknote Corporation. The customized peer group weighs the constituent companies' common stock performance on the basis of market capitalization, measured at the beginning of each relevant time period. The Media General Printing Index is included this year as part of the transition to the new peer group index.

               The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 26,

     1990 and that all dividends were reinvested. Stock price performances shown on the graph are not indicative of future price performances. This data was furnished by Media General Financial Services.

                          CUMULATIVE TOTAL RETURN AMONG
              UNITED STATES BANKNOTE CORPORATION, PEER GROUP INDEX
                AND MEDIA GENERAL'S COMPOSITE BROAD MARKET INDEX
                     FROM JULY 26, 1990 TO DECEMBER 31, 1994






                                 July 26,     December        December       December       December         December
                                   1990       31, 1990        31, 1991       31, 1992       31, 1993         31, 1994
                                 --------     --------       --------        --------       --------         --------

 United States Banknote           $100         $66.67         $219.05        $247.62         $242.86          $ 85.71
 Corporation

 Peer Group Index                  100          88.20          101.31         111.95          107.98            95.24

 Media General Composite           100          92.01          118.77         123.53          141.80           140.62
 Board Market Index

 Media General Printing            100          90.77          111.27         130.77          133.72           123.04
 Index

                           SUMMARY COMPENSATION TABLE

               The following table sets forth certain information for the three years ended December 31, 1994, 1993 and 1992, regarding the compensation of the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company.




                                                                                     LONG TERM COMPENSATION
                                                                                     ----------------------
                                 ANNUAL COMPENSATION                              AWARDS               PAYOUTS
                                 -------------------                              ------               -------
                                                                  OTHER     RESTRICTED
                                                                  ANNUAL      STOCK                      LTIP       ALL OTHER
     NAME AND                                                  COMPENSATION  AWARD(S)    OPTIONS       PAYOUTS    COMPENSATION
PRINCIPAL POSITION            YEAR     SALARY($)      BONUS($)     ($)(1)    ($)(2)      (#)(3)          ($)      ($)(4)(5)(6)
- ------------------            ----    ---------       --------     ------    ------      ------          ---      ------------
Morris Weissman               1994      750,000        183,750       --     183,750            --         --           21,918
  Chairman and Chief          1993      592,770        704,468       --          --       250,000         --           77,029
  Executive Officer           1992      509,760        340,840       --          --       522,500         --           75,050

Ron K. Glover                 1994      300,000        150,000       --          --       275,000         --            8,983
  President and Chief         1993           --             --       --          --            --         --               --
  Operating Officer(7)        1992           --             --       --          --            --         --               --

John T. Gorman                1994      234,168        132,200       --          --        20,000         --           17,224
  Executive Vice              1993      234,164        175,716       --          --            --         --           14,727
  President and Chief         1992      226,000        136,336       --          --        66,000         --           14,542
  Financial Officer

Robert L. Christophersen      1994      184,896         89,230       --          --        15,000         --           21,074
  Executive Vice              1993      184,876        118,608       --          --            --         --           17,597
  President-Manufacturing     1992      178,440         92,027       --          --        48,750         --           17,356

Harvey J. Kesner              1994      151,440         60,000       --          --        15,000         --            7,500
  Senior Vice President       1993      145,600         80,000       --          --            --         --            8,164
  General Counsel and         1992      140,000         28,000       --          --        30,000         --            4,242
  Secretary

     ---------------

     (1) The value of each of the named executive officer's perquisites did not exceed the threshold for disclosure established under the Securities and Exchange Commission's proxy rules.

     (2) No named executive officers held any restricted stock at December 31, 1994. Amounts shown represent 91,875 shares of restricted stock valued at $2.00 per share awarded on March 27, 1995 representing 50% of Mr. Weissman's 1994 bonus under the Executive Incentive Plan. Restrictions lapse on one-third of the shares upon each of the first three anniversaries of the date of award, except that all such restricted stock immediately vests upon Mr. Weissman's death, retirement, disability, termination or upon a "change in control." Such shares are held pursuant to a grantor trust established by the Company and subject to claims of the Company's creditors until the date restrictions on the shares lapse. Dividends are paid on these shares as, when and if dividends are paid on Common Stock.

     (3) Of the options shown for 1992, Messrs. Weissman, Gorman, Christophersen and Kesner received 237,500, 38,000, 23,750 and 19,000 options, respectively, in respect of the Company's 1991 performance, although such options were granted during fiscal year 1992.

     (4)  Amounts shown for 1992 consist of the following:
          (i) contributions by the Company to the United States Banknote Employees' Retirement Plan: Mr. Weissman ($10,000), Mr. Gorman ($10,000), Mr. Christophersen ($9,192) and Mr. Kesner ($4,242);
          and (ii) premiums paid by the Company with respect to life insurance: Mr. Weissman ($65,050), Mr. Gorman ($4,542) and
          Mr. Christophersen ($8,164).

     (5)  Amounts shown for 1993 consist of the following:
          (i) contributions by the Company to the United States Banknote Employees' Retirement Plan: Mr. Weissman ($10,000), Mr. Gorman ($10,000), Mr. Christophersen ($9,433) and Mr. Kesner ($8,164);
          and (ii) premiums paid by the Company with respect to life insurance: Mr. Weissman ($67,029), Mr. Gorman ($4,727) and
          Mr. Christophersen ($8,164).

     (6) Amounts shown for 1994 consist of the following: (i) contributions by the Company to the United States Banknote Employees' Retirement Plan: Mr. Weissman ($7,500), Mr. Glover ($5,625), Mr. Gorman ($7,500), Mr. Christophersen ($7,500) and
          Mr. Kesner ($7,500); and (ii) premiums paid by the Company with respect to life insurance: Mr. Weissman ($14,418), Mr. Glover ($3,358), Mr. Gorman ($9,724) and Mr. Christophersen ($13,574).

     (7) Salary for 1994 reflects a partial year. Mr. Glover joined the Company in April 1994.



                              EMPLOYMENT AGREEMENTS

               Messrs. Weissman and Glover serve pursuant to employment agreements with the Company through December 31, 1999 for Mr. Weissman and December 31, 1998 for Mr. Glover. Mr. Weissman's agreement is subject to automatic extension unless advance notice of non-renewal is given.

               Mr. Weissman's agreement provides for his engagement as Chairman and Chief Executive Officer of the Company. The agreement provides a base salary of $750,000 with no guaranteed bonus. Mr. Weissman participates in the Executive Incentive Plan and receives an annual bonus equal to 6% of his annual base salary in 1994 (adjusted in each subsequent year by compounding the 1994 base salary by 1.07) multiplied by the number of percentage points by which "ROE" (as defined below) exceeds 10% up to a maximum annual bonus equal to 200% of base salary.

               Mr. Glover's agreement provides for his engagement as President and Chief Operating Officer of the Company. The agreement provides a base salary of $400,000. Mr. Glover participates in the Executive Incentive Plan and receives an annual bonus equal to 3% of his annual base salary in 1994 (adjusted in each subsequent year by compounding the 1994 base salary by 1.07) multiplied by the number of percentage points by which ROE exceeds 10% up to a maximum annual bonus equal to 200% of base salary with a minimum bonus of $150,000 in 1994.

               ROE is defined as the fraction the numerator of which is equal to the Company's pre-tax income (including income from minority holdings, joint ventures, dividends from investments, and like income) before extraordinary charges or similar one-time non-recurring losses or reserves not in the ordinary course plus depreciation and amortization, and the denominator of which is calculated as a simple average of the average monthly common equity (beginning of month common equity plus end of month common equity divided by two) for the calendar year.

               Mr. Weissman's and Mr. Glover's agreements also contain provisions for payment in the event of disability or death in addition to maintenance of certain life insurance and participation in Company benefit plans. Upon termination in the event of his permanent disability, each is entitled to receive until the earlier to occur of
     (i) recovery from such disability, (ii) the date employment under the employment agreement was scheduled to terminate or (iii) death, 75% of the then effective base salary. In addition, each is to receive the pro rata amount of the bonus he would have received for the year in which he became permanently disabled based on the number of days he was not disabled and during the time he receives 75% of his base salary all other benefits he would have received but for the termination of employment due to disability.

               In the event Mr. Weissman's employment with the Company is terminated by the Company (other than for cause) or is terminated by Mr. Weissman for "good reason," Mr. Weissman is entitled to receive a lump sum equal to the greater of his "Total Direct Compensation" for 1994 or his "Estimated Total Direct Compensation" then in effect, as if his employment agreement had remained in effect for the entire Term (as extended pursuant to the agreement) (or, if following a "change in control," the greater of such amount or $5,000,000), plus the value of his unexercised options and maintenance of certain benefits for the remainder of the Term.

               In the event Mr. Glover's employment with the Company is terminated by the Company (other than for cause) or is terminated by Mr. Glover for "good reason," Mr. Glover is entitled to receive a lump sum equal to the greater of two times his "Total Direct Compensation" then in effect or the aggregate base salary plus bonus he would have received through December 31, 1998 assuming his bonus in each year equalled 100% of his base salary at the time of termination, plus maintenance of certain benefits for the lesser of two years or the remainder of the Term. In the event Mr. Glover's employment is terminated by the Company following a "change in control," Mr. Glover is entitled to receive a lump sum equal to three times his Total Direct Compensation then in effect, plus the value of his unexercised options and maintenance of certain benefits for the remainder of the Term.

               Employment agreements for the other named executive officers provide for base salaries in 1994 of $234,168, $184,896 and $151,440 for Messrs. Gorman, Christophersen and Kesner, respectively and terminate on July 25, 1995 for Messrs. Gorman and Christophersen and December 31, 1994 for Mr. Kesner.

               For 1994, Messrs. Gorman and Christophersen receive a minimum annual bonus in an amount equal to the greater of (i) .4% and .27%, respectively, of EBITDA (the Company's consolidated earnings before interest, taxes, depreciation and amortization, subject to certain adjustments and excluding extraordinary charges or similar one-time non-recurring losses or reserves not in the ordinary course) plus certain extraordinary gains on disposition of assets or (ii) 35% and 30%, respectively, of base salary and Mr. Kesner receives a minimum annual bonus of 20% of his base salary.

               Each of the employment agreements for Messrs. Gorman, Christophersen and Kesner contains provisions for payment in the event of non-renewal by the Company, disability or death in addition to maintenance of certain life insurance and participation in Company benefit plans.

               The employment agreements entitle Messrs. Gorman, Christophersen and Kesner to certain payments upon termination of the "Term of Employment" under their respective agreements (other than for cause). Payment upon termination of the "Term of Employment" includes a two year consulting period for Messrs. Gorman and Christophersen at 50% of their base salaries then in effect and for Mr. Kesner, a lump sum of one times base salary then in effect. Upon termination in certain circumstances, including for "good reason" (defined as certain events following a "change in control"), payment includes a lump sum of two times base salary plus bonus then in effect for Messrs. Gorman and Christophersen and one times base salary plus bonus then in effect for Mr. Kesner, plus the value of unexercised options held and maintenance of certain benefits for an eighteen month period.


                      OPTION GRANTS IN THE LAST FISCAL YEAR

               The following table sets forth for the Chief Executive Officer and each of the four other named executive officers of the
     Company: (a) the number of options granted during 1994; (b) the percent such number is of the total options granted to all employees in 1994; (c) the exercise price per share; (d) the expiration date and
     (e) the potential realizable value of such options at certain assumed rates of stock price appreciation.



                                               OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS
                                                   -----------------
                                                 % OF TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                                                  OPTIONS                                   ASSUMED ANNUAL RATES OF
                                                 GRANTED TO                   EXERCISE      STOCK PRICE APPRECIATION
                                  OPTIONS        EMPLOYEES       PRICE       EXPIRATION        FOR OPTION TERM(2)
                                                                                              ------------------
                               GRANTED(#)(1)      IN 1994        ($/SH)         DATE      0%($)      5%($)          10%($)
                               -------------      -------        ------         ----      -----      -----          ------
        Morris Weissman                 0           0%               --            --       --            --             --

        Ron K. Glover             100,000        23.9%           $3.375        4/4/04       $0      $212,252       $537,888
                                   25,000         6.0%             4.05        4/4/04        0        36,188        117,597
                                   25,000         6.0%          4.89375        4/4/04        0        15,094         96,503
                                   25,000         6.0%          5.90625        4/4/04        0             0         71,191
                                   50,000        12.0%             6.75        4/4/04        0             0        100,194
                                   50,000        12.0%           8.4375        4/4/04        0             0         15,819

        John T. Gorman             20,000         4.8%          $2.9375       9/19/04       $0      $ 36,948        $93,632

        Robert L. Christophersen   15,000         3.6%          $2.9375       9/19/04       $0      $ 27,711        $70,224

        Harvey J. Kesner           15,000         3.6%          $2.9375       9/19/04       $0      $ 27,711        $70,224

(1)     Options granted to Messrs. Gorman, Christophersen and Kesner were granted under the Long-Term Performance Plan and options granted to Mr. Glover were granted under the 1990 Stock Option Plan.  One-third of the options vest and become fully exercisable upon each of the first three anniversaries of the date of grant (September 20, 1994 with respect to options granted to Messrs. Gorman, Christophersen and Kesner and April 5, 1994 with respect to options granted to Mr.
        Glover), except that all such options immediately vest upon the holder's death while still employed or termination of employment in connection with a change in control.  Payment of the purchase price for shares acquired upon the exercise of options generally may be in cash, by check, or by delivery to the Company of shares of Common Stock, or by other permitted methods, including broker-assisted "cashless exercise" methods.

(2)     The amounts set forth are based on assumed appreciation of 0% and the 5% and 10% rates as prescribed by the Securities and Exchange Commission rules and are not intended to forecast future appreciation, if any, of the stock price.  The
        Company did not use an alternate formula for a grant date valuation as it is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.  Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock.
        There can be no assurance that the amounts reflected in this table will be achieved.

                   OPTION EXERCISES AND FISCAL YEAR END VALUES

               The following table sets forth for the Chief Executive Officer and each of the four other named executive officers of the
     Company: (a) the number of shares of Common Stock acquired upon the exercise of options during 1994, (b) the value realized from options exercised during 1994, (c) the number of options held as of December 31, 1994, both exercisable and unexercisable, and (d) the value of such options as of that date. No named executive officer exercised any options during the last fiscal year.



                         AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                            AND OPTION VALUE AT LAST FISCAL YEAR END

                                                        NUMBER OF    VALUE OF UNEXERCISED
                                                       UNEXERCISED       IN-THE-MONEY
                                                    OPTIONS AT FISCAL OPTIONS AT FISCAL
                                SHARES                  YEAR END           YEAR-END
                               ACQUIRED      VALUE  # EXERCISABLE(1)/  $ EXERCISABLE(1)/
      NAME                   ON EXERCISE   REALIZED   UNEXERCISABLE     UNEXERCISABLE
      ----                   -----------   --------   -------------     -------------
      Morris Weissman             --          --    604,167/261,666      $4,667/$0
      Ron K. Glover               --          --          0/275,000           0/ 0
      John T. Gorman              --          --    166,666/ 29,334       5,600/ 0
      Robert L. Christophersen    --          --     72,416/ 23,334       3,080/ 0
      Harvey J. Kesner            --          --     34,667/ 18,666           0/ 0

      (1) Amounts shown exclude Performance Warrants held by Messrs. Weissman, Gorman and
          Christophersen under the Company's Performance Warrant Plan in the amounts of
          139,500, 16,000 and 14,000, respectively.  All of such Performance Warrants are presently exercisable through July 26, 2006 at an exercise price of $0.011 per share, subject to anti-dilution provisions.  The aggregate value of unexercised in-the-money Performance Warrants at 1994 fiscal year end was $312,341, $35,824 and $31,346 for Messrs. Weissman, Gorman and Christophersen, respectively.



                                 RETIREMENT PLAN

               Effective April 1, 1994, the Board of Directors approved the implementation of a retirement plan for certain executives and management employees (the "Supplemental Executive Retirement Plan"). In general, the Supplemental Executive Retirement Plan provides that a participant retiring at age 65 will receive a monthly retirement benefit equal to an amount determined by multiplying the participant's "final average compensation" (as defined in the plan) by a percentage equal to 3% for each of the first ten years of a participant's service plus 1.5% for each of the next twenty years of the participant's service. The result of the computation shall be decreased by a participant's Social Security Benefit and any amount available from the participant's basic pension or profit-sharing plan resulting from employer contributions. The retirement income shall be paid at normal or deferred retirement date for life only with the appropriate actuarial reduction of a joint and survivor election. Early retirement benefits are available with a reduction of 2% for each year less than age 62. No benefit will be provided previous to a participant achieving age 55 and 10 years of service. Amounts of compensation in excess of $300,000 increased by 6% on each plan anniversary commencing April 1, 1995, will not be considered when calculating plan benefits.

               Effective April 1, 1994, Mr. Weissman's benefit in the Supplemental Executive Retirement Plan will be calculated based upon fixed remuneration of $750,000. Effective May 1, 1994, Mr. Glover's benefit will be a fixed retirement income of $225,000 without reduction for any other benefits. Both Messrs. Weissman and Glover will be required to provide minimum numbers of service years as provided in their respective agreements.

               The Company has established a grantor trust to which the Company shall contribute assets that will be held subject to the claim of the Company's creditors until paid to plan participants and their beneficiaries at such times as specified in the plan.

               The following table shows the estimated annual benefit payable to employees in various compensation and years of service categories. The estimated benefits apply to an employee retiring at age sixty-five in 1994 who elects to receive his or her benefit in the form of a single life annuity. These benefits would be reduced by any benefits attributable to the Company's contributions (and the earnings thereon) to the basic pension and/or profit-sharing plan and social security.



                                       PENSION PLAN TABLE


                                                    YEARS OF SERVICE
                                                    ----------------
      REMUNERATION              10            15         20          25         30
      -----------------------------------------------------------------------------
      $100,000               $30,000       $37,500     $45,000     $52,500   $60,000
       125,000                37,500        46,875      56,250      65,625    75,000
       150,000                45,000        56,250      67,500      78,750    90,000
       200,000                60,000        75,000      90,000     105,000   120,000
       250,000                75,000        93,750     112,500     131,250   150,000
       300,000                90,000       112,500     135,000     157,500   180,000



                            COMPENSATION OF DIRECTORS

               Non-employee Directors presently are paid $25,000 per annum for serving as Directors and $2,000 for each meeting of the Board of Directors attended in excess of four in any fiscal year. Non-employee Directors receive $1,000 for each committee meeting attended. Under the Company's 1992 Non-employee Directors Stock Option Plan (the "1992 Directors Plan"), Messrs. Goldsmith, Hechler and Rowe-Beddoe have each been granted options for 15,000 shares. Under the 1992 Directors Plan, the options become fully exercisable upon the termination of the holder as a Director of the Company due to death, disability or retirement or upon a change of control. Payment of the purchase price for shares acquired upon the exercise of options may be in cash, by check or by delivery to the Company of shares of Common Stock, including broker-assisted "cashless exercise" methods. No options granted under the 1992 Directors Plan have been exercised and no further grants will be made under the 1992 Directors Plan. Under the terms of the Deferred Stock and Compensation Plan for Non-employee Directors (the "Director Plan"), each non-employee director elected at an annual meeting is automatically awarded 1,300 Common Stock share equivalents, which are held in a director's deferred stock account. Directors elected or appointed other than at an annual meeting are awarded a pro rata amount of Common Stock share equivalents. A Common Stock share equivalent is the hypothetical equivalent of the Common Stock that has a value on any date equal to the mean of the high and low trading prices of the Common Stock on such date, and is adjusted to reflect stock dividends, splits and reclassifications. In January of the year following the year of termination of services, each director receives payment in shares of Common Stock equal to the balance of Common Stock share equivalents in his or her deferred stock account. In the event of a change in control, share equivalents have a value based on the highest price of the Common Stock during the thirty days preceding such change in control and will be paid in cash or otherwise as the Compensation Committee may prescribe. As a result of the Director Plan, 1,300 Common Stock share equivalents were awarded to each of Ms. Anderson and Messrs. Goldsmith, Hechler and Rowe-Beddoe on June 6, 1994.

               Under the Director Plan a non-employee director may elect to defer all or a portion of such director's annual retainer and other fees, and such deferred amount is treated as if it were invested in a putative debenture and credited to a deferred debenture account. A putative debenture is a hypothetical debenture of the Company that has a face value of $100, and bears interest at a rate equal to the seven year U.S. Treasury Bond rate in effect the week prior to the regular January meeting of the Board. The debentures are convertible into Common Stock at a conversion rate determined by dividing $100 by the mean of the high and low trading prices of the Common Stock on the date the putative debenture is credited to the director's deferred debenture account.
     An election to defer shall be effective only with regard to annual retainer and fees earned no earlier than six months following the director's election except as otherwise provided under the Director Plan. An election shall be irrevocable with regard to annual retainer and fees earned during the period in which the election is in effect. Following termination of service, the director will receive, in respect of all amounts deferred under the Director Plan, five annual payments in cash if the value of the putative debentures, plus the interest accrued thereon, is greater than the value of the common Stock into which the putative debentures are convertible. Otherwise such amount shall be payable in Common Stock. In the event of a change in control, the deferred amounts will be paid in cash or otherwise as the Compensation Committee may prescribe.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

               The Company retains Kelly, Anderson & Associates, of which Ms. Anderson, a Director of the Company, is President and an owner, for marketing and business development services primarily involving the Company's government contracts business pursuant to an agreement entered into in March 1994. During 1994, the Company paid approxi-mately $216,500 to Kelly, Anderson & Associates for services performed for the Company. The Company has for many years prior to Ms. Anderson's election as a Director utilized the services of Kelly, Anderson & Associates.

     LOANS TO EXECUTIVE OFFICERS

               Pursuant to the terms of Mr. Glover's employment agreement, on April 13, 1994, the Company loaned Mr. Glover certain funds in connection with his purchase of 100,000 shares of Common Stock in open market transactions. The loan bears interest, payable annually, at a rate equal to the Company's weighted average cost of borrowing (10.794%). The loan matures on December 31, 1998. On March 31, 1995, the amount outstanding under the loan was approximately $425,000, which was the maximum amount outstanding to date.

                      PROPOSAL 2.  CHANGE OF CORPORATE NAME

               In view of the sweeping changes taking place in our Company and the fact that we operate worldwide under the American Bank Note banner, we feel it appropriate to change our corporate name to American Banknote Corporation. Especially after our 1993 expansion into Brazil, our enterprise spans all of the Americas and indeed the entire globe. The American Bank Note name enjoys an international reputation earned in two centuries of providing high security documents.

               The Board of Directors in March 1995 approved the name change and adopted, subject to stockholder approval, the Name Amendment to the Company's Certificate of Incorporation to change the name of the Company to American Banknote Corporation.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
     STOCKHOLDERS VOTE FOR THE NAME AMENDMENT.


                          PROPOSAL 3.  AUDITOR PROPOSAL

               Pursuant to the recommendation of the Audit Committee, the Board of Directors has proposed the appointment of the firm of Deloitte & Touche LLP, independent auditors ("Deloitte"), to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1995. Deloitte has acted as auditor of the Company since July 25, 1990 and had audited the accounts of the Company and its predecessors since 1976. The stockholders are requested to approve the proposed appointment at the Annual Meeting.

               It is expected that representatives of Deloitte will be present at the Annual Meeting and available to respond to appropriate questions, and make a statement, if they so wish.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
     STOCKHOLDERS VOTE FOR THE AUDITOR PROPOSAL.


                              STOCKHOLDER PROPOSAL

               A stockholder of the Company has notified the Company that he intends to propose the following matter at the Annual Meeting. The Company will furnish to any person, promptly upon the receipt of any oral or written request, the name and address of the proponent of the stockholder proposal and the number of shares of Common Stock held by such proponent.

               Proposals that stockholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's next Annual Meeting must be received at the Company's principal executive offices no later than January 12, 1996.

               RESOLVED: That the stockholders of United States Banknote Corporation, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors take the steps necessary to provide that a stenographic record be kept of the annual meeting and be made available to stockholders for a reasonable charge.

               REASONS: Stockholders should have this important right in case they are unable to attend the annual meeting in person.

               It is also important that the Company itself have a permanent record of the annual meeting.

               If you agree, please mark your proxy FOR this resolution; otherwise it is automatically cast against it, unless you have marked to abstain.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
     STOCKHOLDERS VOTE AGAINST THE ADOPTION OF SUCH STOCKHOLDER PROPOSAL FOR THE FOLLOWING REASONS:

               The Board of Directors believes the preparation of the transcript would be of limited value to stockholders and incur unnecessary expense. The voting results of the Company's stockholder meetings are required to be made publicly available in the Company's next Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and the New York Stock Exchange pursuant to the Securities Exchange Act of 1934, as amended.


                                 RECOMMENDATION

               THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT, FOR THE AUDITOR PROPOSAL, AND AGAINST THE STOCKHOLDER PROPOSAL.

                             LITIGATION; COMPLIANCE

                  LITIGATION INVOLVING CLAIMS AGAINST DIRECTORS

               In January 1994, Vladimir v. United States Banknote Corporation, et al., and in February 1994, Sinay v. United States Banknote Corporation, et al., were filed in the United States District Court for the Southern District of New York on behalf of a purported class of purchasers of Common Stock between April 1, 1993 and January 6, 1994. Also in January 1994, Atencio v. Morris Weissman, et al., was filed in the Court of Chancery for the State of Delaware, New Castle County, against various directors and/or officers of the Company, on behalf of a purported class and also derivatively on behalf of the Company which was named as a nominal defendant. In February 1994, Rosenberg v. Morris Weissman, et al. was filed in the same court as Atencio, alleging similar claims to Atencio, but not on behalf of a class of plaintiffs.

               The complaints in these four actions allege, among other things, that the Company and the individual defendants knowingly or recklessly caused the market price of its Common Stock to be inflated artificially by making misleading statements and/or omissions of material fact concerning the risk of loss of the Company's stamp printing contracts with the United States Postal Service ("USPS").
     The Vladimir and Sinay actions seek unspecified damages. The Atencio and Rosenberg actions also assert claims for breach of fiduciary duty by the individual defendants, and allege that certain of the defendants sold Common Stock while in possession of material non-public information and seek recapture of the profits earned by the defendants who purportedly traded, the repayment by the defendants of their 1993 salaries, damages for the costs to the Company of defending the Vladimir actions and the annulment of the 1993 election of directors.

               On November 1, 1994, the Company filed an action against Thomas De La Rue AG ("DLR") and its parent, De La Rue Plc in New York State Supreme Court. The complaint alleges breach of contract in connection with the Company's 1993 purchase of the Company's Brazilian subsidiary from DLR and seeks in excess of $1.5 million in damages.
     In December 1994, the action was removed by the defendants to the United States District Court for the Southern District of New York. Discovery is presently underway. On November 2, 1994, an action was commenced against the Company and certain of its directors and officers entitled Thomas De La Rue AG v. United States Banknote Corporation, et al. in the United States District Court of the Southern District of New York. The complaint alleges, among other things, breach of contract by the Company in connection with the Brazil purchase agreement, common law fraud and violation of federal securities laws based on the alleged failure to disclose the risk of loss of the Company's stamp printing contracts with the USPS and the alleged failure to register the Common Stock paid to DLR expeditiously with the Securities and Exchange Commission. The complaint seeks unspecified damages as well as $6.8 million for the Common Stock received by DLR in the transaction. The defendants' motion to dismiss was denied in December 1994. Discovery is presently underway.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

               Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all forms they file pursuant to Section 16(a) of the Exchange Act.

               Based solely on review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and Directors, the Company believes that during the year ended December 31, 1994 all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

                                 OTHER BUSINESS

               The Company knows of no other matters that may be presented to the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.


                        PROXIES AND VOTING AT THE MEETING

               Only holders of record of Common Stock at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, 19,100,763 shares of Common Stock were issued and outstanding, with each share entitled to one vote. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

               The affirmative vote of the holders of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for the election of Directors. Abstentions and broker non-votes will have no impact on the election of Directors. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote is required for approval of the Name Amendment. Abstentions and broker non-votes on the Name Amendment have the same effect as votes against the matter. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of the Auditor Proposal and the stockholder proposal. With respect to abstentions on these matters, the shares will be considered present and entitled to vote at the Annual Meeting and they will have the same effect as votes against the matters. With respect to broker non-votes on these matters, the shares will not be considered entitled to vote at the Annual Meeting for such matters and the broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

               Any Proxy may be revoked at any time before it is actually voted by written notification delivered to the Secretary of the Company, by voting in person at the Annual Meeting or by submitting another Proxy bearing a later date. Properly executed and unrevoked Proxies received by the Company will be voted by the persons named therein at the Annual Meeting in the manner specified therein or, if no specification is made, will be voted:
     (i) FOR the election of the six Directors listed herein; (ii) FOR the approval of the Name Amendment; (iii) FOR the Auditor Proposal; and
     (iv) AGAINST the stockholder proposal.

               The expense of preparing, printing and distributing the Proxy materials will be paid by the Company. In addition to use of the mail, Proxies may be solicited in person or by telephone by Directors, officers or employees of the Company without additional compensation. The Company has engaged D. F. King & Co., Inc.,
     77 Water Street, New York, New York 10005, to assist in the solicitation of Proxies from stockholders for a fee of $6,000 plus reimbursement for reasonable out-of-pocket expenses.

                              By Order of the Board of Directors,

                              /s/ Harvey J. Kesner

                              Harvey J. Kesner
                              Secretary

     May 12, 1995

     PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. NO POSTAGE STAMP IS NECESSARY IF MAILED IN THE UNITED STATES.

                       UNITED STATES BANKNOTE CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS
P
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
               The undersigned hereby appoints Morris Weissman, John OT.
O Gorman and Harvey J. Kesner , or any one of them, with the full power of substitution, to vote all shares of Common Stock, Xpar value $.01
X per share, of UNITED STATES BANKNOTE CORPORATION (the "Company") which the undersigned is entitled to vote at the Y Company's Annual Meeting
Y to be held on June 6, 1995 and at any adjournments thereof, and the undersigned authorizes and instructs said proxies to vote as directed.


     Election of Directors:

     The nominees are:             (Change of Address)
     Morris Weissman
                                   --------------------
     Ron K. Glover
                                   --------------------
     Bette B. Anderson
                                   --------------------
     C. Gerald Goldsmith
                                   --------------------
     Ira J. Hechler
                                   --------------------
     David S. Rowe-Beddoe
                                   --------------------
                                   (If you have written in the above
                                    space, please mark the corresponding
                                    box on the reverse side of this card.)



     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.










 PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND
 RETURN IT PROMPTLY USING THE ENVELOPE PROVIDED.

                                                  SEE REVERSE
                                                     SIDE















     NYFS03...:\15\78515\0015\1980\RID4185L.120

                 PLEASE MARK YOUR
       X         VOTE AS IN THIS
                 EXAMPLE.


                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.

                            FOR           VOTE WITHHELD FOR
                        ALL NOMINEES        ALL NOMINEES

1.  ELECTION OF
    DIRECTORS
    (See reverse side)      ___                  ___

    For, except vote witheld from the following nominee(s):

    -------------------------------------------------

                             FOR   AGAINST   ABSTAIN

2.  PROPOSAL TO APPROVE      ___     ___       ___
    AMENDMENT TO CERT-
    IFICATE OF INCORPORA-
    TION TO CHANGE THE
    NAME OF THE COMPANY.

3.  PROPOSAL TO APPROVE      ___     ___       ___
    THE APPOINTMENT OF
    DELOITTE & TOUCHE
    LLP AS AUDITORS FOR
    THE COMPANY FOR THE
    FISCAL YEAR ENDED
    DECEMBER 31, 1994.

4.  PROPOSAL TO APPROVE      ___     ___       ___
    A STOCKHOLDER
    PROPOSAL TO REQUEST
    THE COMPANY'S BOARD
    OF DIRECTORS TO
    PROVIDE A STENO-
    GRAPHIC RECORD OF
    ANNUAL MEETINGS
    OF STOCKHOLDERS.

5.  IN THEIR DISCRETION,
    UPON ANY OTHER
    MATTERS WHICH
    PROPERLY COME BEFORE
    THE MEETING OR ANY
    ADJOURNMENTS THEREOF.

                 CHANGE OF ADDRESS:
                 CHECK THIS BOX AND   ___
                 SEE REVERSE SIDE:

                                                          Receipt of the Notice
                                                            of Annual Meeting
SIGNATURE(S)                       DATE            , 1995    of Stockholders,
- ----------------------------------     ------------        the Proxy Statement
Your signatures should appear the same as                  and the 1994 Annual
your name appears hereon, and if signing                    Report of the Com-
as an attorney, executor, administrator,                      pany is hereby
trustee or guardian, please indicate the                       acknowledged.
capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.